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                                                                   Exhibit 15.00


                               ACKNOWLEDGMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We acknowledge this incorporation by reference into this Registration Statement on Form S-8 of our reports dated May 10, 2001, February 12, 2001 and August 10, 2001, included in the quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, December 31, 2000 and June 30, 2001, respectively.


/s/ Gelfond Hochstadt Pangburn, P.C.
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Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
August 15, 2001